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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                              ARCH OF WYOMING, LLC

                           A Limited Liability Company

         FIRST:   The name of the limited liability company is:

                              Arch of Wyoming, LLC

         SECOND: The address of the limited liability company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THE UNDERSIGNED, being the individual forming the limited liability company, has executed, signed and acknowledged this Certificate of Formation this fourteenth day of April, 1998.

                                                   /s/  Miriam Rogers Singer
                                                 -------------------------------
                                                 Name:  Miriam Rogers Singer
                                                 Authorized Person